Alaska Air Group, Inc.
1995 Elected Officers
Supplementary Retirement Plan
Effective August 8, 1995
Restated as of June 20, 2011

Table Of Contents
Page
Preamble1
Section 1: Definitions1
1.1409A Benefit    2
1.2Actuarial Equivalence    2
1.3Administrative Committee    4
1.4Affiliated Companies    4
1.5Authorized Leave of Absence    5
1.6Beneficiary    5
1.7Board    5
1.8Change of Control    5
1.9Code    6
1.10Committee    6
1.11Company    6
1.12Company Service    7
1.13Compensation    7
1.14Compensation Committee    7
1.15Competing Activity    7
1.16Disabled    7
1.17Early Retirement Date    8
1.18Effective Date    8
1.19Elected Officer    8
1.20Elected Officer Service    8
1.21Employee    9
1.22Employer    9
1.23ERISA    9
1.24Final Average Monthly Compensation    9
1.25Grandfathered Benefit    9
1.26Hour of Service    10
1.27Late Retirement Date    10
1.28Normal Retirement Age    10
1.29Normal Retirement Date    10
1.30Participant    10
1.31Plan    10
1.32Plan Administrator    10
1.33Plan Year    11
1.34Pre-Delay Date    11
1.35Qualified Defined Benefit Plan    11
1.36Re-Deferral Election    11
1.37Retirement Date    11
1.38Retirement Offset    11
1.39Separation from Service    12
1.40Social Security Benefit    12
1.41Social Security Offset    13
1.42Supplementary Plan    13

1.43Terminate    14
1.44Termination For Cause    14
1.45Wages    14
1.46Additional Definitions in Plan    14
Section 2: Eligibility And Participation15
2.1Eligibility and Participation    15
2.2Termination of Participation    16
2.3Inactive Participation    16
Section 3: Retirement Benefits16
3.1Target Aggregate Benefit    16
3.2Grandfathered Benefit    17
3.3409A Benefit    18
3.4Cost of Living Adjustment    18
3.5Post-Retirement Lump-Sum Benefit    19
Section 4: Payment Forms and Timing19
4.1Forms of Payment    19
4.2Automatic Form of Payment    22
4.3Payment Form Election    23
4.4Timing of Payment    25
Section 5: Change Of Control Benefits26
5.1Change of Control Benefit    26
5.2Form of Payment    27
5.3Amount of Change of Control Benefit    27
Section 6: Death Benefits27
6.1Death Benefits Prior to Benefit Commencement    27
6.2Death Benefits After Benefit Commencement    28
6.3Death During a Period of Delayed 409A Benefits    28
Section 7: Vesting29
7.1Vesting    29
7.2Forfeiture    31
Section 8: Powers And Duties Of The Committee32
8.1Appointment of Committee and Plan Administrator    32
8.2Powers and Duties    32
8.3Committee Procedures    33
8.4Appointment of Agents    33
8.5Committee Expenses    33
8.6Administrative Expenses    33
8.7Determinations    34
8.8Claim and Review Procedure    34
8.9Exemption From Liability/Indemnification    36
Section 9: Amendment And Termination37
9.1Amendment or Termination    37

Section 10: MISCELLANEOUS PROVISIONS38
10.1Appendices    38
10.2ERISA Status    38
10.3Unfunded Nature of the Obligation    38
10.4Facility of Payment    38
10.5Governing Law    38
10.6Limitation on Assignment; Domestic Relations Orders    38
10.7No Additional Rights    39
10.8Notice    39
10.9Severability    39
10.10Tax Consequences and Withholding    39
Appendix I: Elected Officers Who Have Commenced Participation in the Plan41
Appendix II: Participating Employers42
Appendix III: Grandfathered Benefits43

Preamble
The purpose of this Alaska Air Group, Inc. 1995 Elected Officers Supplementary Retirement Plan is to provide certain elected officers of Alaska Air Group, Inc. (the "Company") and of certain affiliated companies with supplemental retirement benefits, the receipt of which is deferred until after the covered employee retires or terminates employment.
This Plan shall constitute a plan which is unfunded and which is maintained primarily for the purpose of providing deferred compensation benefits for certain elected officers who constitute a select group of management or highly compensated employees within the meaning of Sections 201(2), 301(a)(3), and 401(a)(1) of ERISA.
The Plan set forth in the following pages was adopted by the Company, effective August 8, 1995. Effective January 1, 2005, the Plan was amended and restated to establish terms for 409A Benefits that are intended to comply with Code Section 409A, to preserve without modification the terms and conditions that apply to certain Grandfathered Benefits that were accrued and vested immediately prior to the Code Section 409A effective date, and to incorporate certain design modifications – for 409A Benefits – as approved by the Board.
This document is a further restatement of the Plan to (a) modify the definition of Elected Officer in Section 1.19, effective June 1, 2008, (b) modify the participation commencement date for 409A Benefits in Section 2.1(b), effective June 1, 2008, (c) provide in Section 4.3(b)(ii) for 2008 transition-year elections that satisfy the requirements of Code Section 409A, (d) modify the definition of Actuarial Equivalent in Section 1.2 to reflect changes made to Code Section 417(e)(3) by the Pension Protection Act of 2006 effective January 1, 2008, (e) clarify the calculation of Grandfathered and 409A Benefits effective January 1, 2009, and (f) to bring the Plan into documentary compliance with Code Section 409A and the regulations thereunder effective January 1, 2009. Benefits for Participants who Terminated or Separated from Service prior to 2009 are determined under the terms of the Plan in effect at the date of Termination or Separation from Service, except for the changes noted in this paragraph that are effective in 2008. During the period January 1, 2005 through December 31, 2008, the Plan has been administered in good faith compliance with Code Section 409A and applicable guidance thereunder.
Pursuant to Section 9.1, the Board determined to close the Plan to new Participants, effective June 20, 2011, and to cease benefit accruals under the Plan for all Participants, effective January 1, 2014. This latest restatement of the Plan incorporates these changes.
Section 1: Definitions
Whenever capitalized in this Plan, the following capitalized terms shall have the meanings set forth below except where otherwise provided. As used in the Plan, the masculine and feminine genders shall each be deemed to include the other.
1.1    409A Benefit
“409A Benefit” means the portion (if any) of a Participant’s benefit under this Plan that is governed by Code Section 409A by virtue of being accrued, or becoming vested, on or after January 1, 2005. The 409A Benefit payable in the Whole Life Annuity form shall be determined in accordance with Section 3.3.

1.2    Actuarial Equivalence
"Actuarial Equivalence" and its derivatives as the context requires (such as "Actuarially Equivalent") mean that the present value of two (2) single sum payments, two (2) series of payments, a single sum and a series of payments, or payments commencing at different times, are of equal value when computed as follows:
(a)    Actuarial Equivalence shall be computed using the following assumptions:
(i)    the applicable interest rate under Code Section 417(e)(3)(C) for the November preceding the beginning of the Plan Year containing the Retirement Date (in the case of a Grandfathered Benefit) or the Pre-Delay Date (in the case of a 409A Benefit); and
(ii)    the applicable mortality table under Code Section 417(e)(3)(B) for the Plan Year containing the Retirement Date (in the case of a Grandfathered Benefit) or the Pre-Delay Date (in the case of a 409A Benefit).
(b)    For purposes of Section 5.3(a) After Commencement of Benefits, the Actuarial Equivalent of the remaining benefits otherwise payable is determined as follows:
(i)    for a Participant whose benefit, as of the date of the Change of Control, is reduced by the Participant's Social Security Benefit, the Actuarial Equivalent of the remaining benefits otherwise payable is determined assuming that the Participant's Social Security Benefit does not increase after the Change of Control date;
(ii)    for a Participant whose benefit, as of the date of the Change of Control, is not reduced by a Social Security Benefit, the Actuarial Equivalent of the remaining benefits otherwise payable is determined assuming that the Participant begins receiving monthly Social Security Benefits on the later of the Change of Control date or the earliest date on which the Participant is eligible for a benefit from Social Security. The amount of the monthly Social Security Benefit assumed to be received by the Participant is determined in accordance with the Social Security Act in effect as of the date of the Change of Control and is based on the following assumptions;
A.    assuming the Participant's Wages exceed the taxable wage base provided under Section 230 of the Social Security Act for each Plan Year beginning with the Plan Year in which the Participant attained age twenty one (21) and ending with the last Plan Year ending before the Change of Control; and
B.    assuming the Participant has no Wages during or after the Plan Year in which the Change of Control occurs; and
C.    assuming the Social Security Benefits do not increase after the assumed Social Security Benefit beginning date.
(c)    For purposes of Section 5.3(b) Before Commencement of Benefits and After Termination and 5.3(c) Before Termination, the Actuarial Equivalent of the Normal Retirement Benefit is determined assuming that the Participant begins receiving monthly Social Security Benefits on the later of the Change of Control date or the earliest date on which the

Participant is eligible for a benefit from Social Security. The amount of the monthly Social Security Benefit assumed to be received by the Participant is determined in accordance with the Social Security Act in effect as of the date of the Change of Control, based on the following assumptions:
(i)    assuming the Participant's Wages exceed the taxable wage base provided under Section 230 of the Social Security Act for each Plan Year beginning with the Plan Year in which the Participant attained age twenty one (21) and ending with the last Plan Year ending before the Change of Control; and
(ii)    assuming the Participant has no Wages during or after the Plan Year in which the Change of Control occurs.
(d)    For purposes of Sections 4.1(a)(iv) (Ten Year Certain Installments for the Grandfathered Benefit) and 3.5(Post-Retirement Lump-Sum Benefit), the lump sum that is Actuarially Equivalent to the monthly benefits otherwise payable (or remaining payable, in the case of the Post-Retirement Lump-Sum Benefit) is determined as stated in “(i)” or “(ii)” below:
(i)    for a Participant whose benefit is reduced by the Participant's Social Security Benefit, the Actuarial Equivalent of the remaining benefits otherwise payable is determined assuming that the Participant's Social Security Benefit does not increase after the first day of the most recent month for which a payment was made; or
(ii)    for a Participant whose benefit is not reduced by a Social Security Benefit, the Actuarial Equivalent of the remaining benefits otherwise payable is determined assuming that the Participant begins receiving monthly Social Security Benefits on the later of the first day of the most recent month for which a payment was made, or the earliest date on which the Participant is eligible for a benefit from Social Security. The amount of the monthly Social Security Benefit assumed to be received by the Participant is determined in accordance with the Social Security Act in effect as of the first day of the most recent month for which a payment was made and is based on the following assumptions:
A.    assuming the Participant's Wages exceed the taxable wage base provided under Section 230 of the Social Security Act for each Plan Year beginning with the Plan Year in which the Participant attained age twenty one (21) and ending with the last Plan Year ending before the first day of the most recent month for which a payment was made;
B.    assuming the Participant has no Wages during or after the Plan Year in which occurs the first day of the most recent month for which a payment was made; and
C.    assuming the Social Security Benefits do not increase after the assumed Social Security Benefit beginning date.
(iii)    For a Participant who elects the Ten Year Certain Installment form of payment, the lump sum determined in accordance with “(i)” or “(ii)” above shall be converted to an Actuarially Equivalent series of one hundred twenty (120) payments using the interest rate described in Section 1.2(a)(i), without adjustment for mortality.

1.3    Administrative Committee
Prior to July 1, 2006, "Administrative Committee" means a committee appointed by the Chairman of the Board to administer the Plan. The Administrative Committee shall be composed of at least three (3) members, all of whom are Elected Officers. No bond or other security shall be required of any Administrative Committee member in such capacity. The Chairman of the Board shall be the Chairman of the Administrative Committee. Administrative Committee members may participate in the Plan if they are otherwise eligible to do so. On and after July 1, 2006, the Administrative Committee shall be disbanded.
1.4    Affiliated Companies
"Affiliated Companies" or "Affiliate" means:
(a)    the Company;
(b)    any other corporation which is a member of a controlled group of corporations which includes the Company (as defined in Code Section 414(b));
(c)    any other trade or business under common control with the Company (as defined in Code Section 414(c)); or
(d)    any other member of an affiliated service group which includes the Company (as defined in Code Section 414(m)).
1.5    Authorized Leave of Absence
"Authorized Leave of Absence" means any period of approved leave of absence from the Employer taken by a Participant, and granted by the Employer in its absolute discretion, including absences for which a Participant is granted re-employment rights under any Federal or state law.
1.6    Beneficiary
"Beneficiary" means the person or persons entitled to receive a Participant's benefits payable under the Plan in the event of the Participant’s death. The Beneficiary is the person or persons named in the Participant's latest written designation filed with the Committee, provided that the consent of the Participant's spouse (if any) is required for the election of a non-spouse Beneficiary and for any subsequent changes of the Participant's Beneficiary designation. Spousal consent must be in writing, name the designated Beneficiary and be notarized.
If no designation has been filed with the Committee, or if the person or persons designated do not survive the Participant, the Beneficiary shall be the following persons in the following order of priority: (1) the surviving spouse (regardless of length of marriage), and (2) the estate of the Participant.
If the Beneficiary dies after the death of the Participant, but before full distribution has been made to that Beneficiary, the balance, if any, shall be distributed to the estate of that deceased Beneficiary.
1.7    Board
"Board" means the Board of Directors of the Company, or a committee composed of fewer than all of the members of the Board of Directors of the Company that is authorized to act on behalf of the Board.

1.8    Change of Control
"Change of Control" means the occurrence of any of the following:
(a)    the Board approves (or, if approval of the Board is not required as a matter of law, the shareholders of the Company approve):
(i)    any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of common stock of the Company would be converted into cash, securities or other property, other than a merger of the Company in which the holders of common stock of the Company immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger;
(ii)    any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, the assets of the Participant's Employer; or
(iii)    the adoption of any plan or proposal for the liquidation or dissolution of the Participant's Employer;
(b)    at any time during a period of twenty-four (24) months, fewer than a majority of the members of the Board are Incumbent Directors. "Incumbent Directors" means:
(i)    individuals who constituted the Board at the beginning of such period;
(ii)    individuals who were nominated or elected by all of, or a committee composed entirely of, the individuals described in (i); and
(iii)    individuals who were nominated or elected by individuals described in (ii).
(c)    any person (as such term is used in Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) shall, as a result of a tender or exchange offer, open market purchases, privately-negotiated purchases or otherwise, become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, of the then-outstanding securities of the Company ordinarily (and apart from rights accruing under special circumstances) having the right to vote in the election of members of the Board ("Voting Securities" to be calculated as provided in paragraph (d) of Rule 13d-3 in the case of rights to acquire common stock of the Company) representing 20% or more of the combined voting power of the then-outstanding Voting Securities.
Unless the Board shall determine otherwise, a Change of Control shall not be deemed to have occurred by reason of any corporate reorganization, merger, consolidation, transfer of assets, liquidating distribution or other transaction entered into solely by and between the Company and an Employer, or any Affiliates thereof, provided such transaction has been approved by at least two-thirds (2/3) of the Incumbent Directors (as defined above) then in office and voting.
1.9    Code
"Code" means the Internal Revenue Code of 1986, as amended and regulations promulgated under the Code.

1.10    Committee
“Committee” means: (a) on and after July 1, 2006, the Compensation Committee, and (b) prior to July 1, 2006, the Administrative Committee.
1.11    Company
"Company" means Alaska Air Group, Inc., a corporation organized and existing under the laws of the State of Delaware, and its successors in interest.
1.12    Company Service
"Company Service" means the period of time measured in completed whole years, commencing with the date on which an Employee first completes an Hour of Service for an Affiliated Company during the current period of employment and ending on the earlier of the date of Termination or the date the Employee ceases to be an Elected Officer. Non-continuous periods are aggregated to determine the Employee's total Company Service. Notwithstanding the foregoing, the Board may increase an individual's Company Service, in its absolute discretion, provided that any affected Participant shall be notified of any such adjustment.
1.13    Compensation
"Compensation" means the basic monthly salary paid to an Employee, excluding amounts payable under the Management Incentive Program, any other bonus, transportation allowances, repayment of expenses, insurance payments, or similar payments or allowances, but including any earnings deferred by an Employee for the month under the terms of any salary deferral plan including the AlaskaSaver Plan maintained by the Company, and including any pre-tax employee contributions to a cafeteria plan pursuant to Code Section 125.
1.14    Compensation Committee
“Compensation Committee” means the Compensation Committee of the Board.
1.15    Competing Activity
"Competing Activity" means the following activities if begun without the prior written consent of the Participant's Employer:
(a)    solicitation of business at any time within four (4) years after Termination that is substantially similar to the business conducted by an Employer; or
(b)    employment at any time within four (4) years after Termination by another airline serving any of the same geographic area served by any Affiliate.
The Committee shall determine in its sole discretion whether a Participant has or is engaged in a Competing Activity and shall provide the Participant with written notice of the determination and of its demand to cease the Competing Activity within thirty (30) days after the notice. The Committee's determination of Competing Activity shall become final and operative if the Committee determines that the Competing Activity is being conducted after the expiration of the thirty (30) day notice period.
1.16    Disabled
"Disabled" means a condition resulting from demonstrable injury or disease which will permanently,

continuously and wholly prevent the Employee from engaging in any occupation or performing any work for remuneration or profit; provided that this term shall not include any injury or disease which:
(a)    resulted from or consists of habitual drunkenness or addiction to narcotics;
(b)    was contracted, suffered or incurred while the Employee was engaged in, or resulted from having engaged in, a criminal enterprise;
(c)    was intentionally self inflicted;
(d)    arose while the Employee was on Authorized Leave of Absence without pay or was absent without authorization; or
(e)    arose as a result of service in the armed forces of any country.
Under this Plan, a Participant who has become Disabled shall be entitled to be 100% vested in his or her benefit, but being Disabled shall not be an event that triggers a distribution of benefits in the absence of a Termination (or, for a 409A Benefit, a Separation from Service).
1.17    Early Retirement Date
For a Grandfathered Benefit, "Early Retirement Date" means the first day of the first month following the later of:
(a)    Termination; and
(b)    the Participant's fifty-fifth (55th) birthday, provided that Termination occurs prior to the participant's sixtieth (60th) birthday.
If the Participant has reached age sixty (60) on the date of Termination (or, for a 409A Benefit, the date of Separation from Service), Early Retirement Date shall not apply.
1.18    Effective Date
"Effective Date" means August 8, 1995.
1.19    Elected Officer
Before June 1, 2008, "Elected Officer" means an officer of an Employer that is elected by the Board (or the board of directors of the Employer, if other than the Company), pursuant to the bylaws of the Employer, and who is determined by the Compensation Committee to be eligible to participate in this Plan. On and after June 1, 2008, “Elected Officer” means an officer of an Employer that is elected by the Board (or the board of directors of the Employer, if other than the Company), pursuant to the bylaws of the Employer, to a position at a level or with a title that, in accordance with a policy of the Company, is eligible to participate in this Plan.
1.20    Elected Officer Service
"Elected Officer Service" means the period(s) of time measured in completed whole years, during which an Employee is an Elected Officer of the Company or Alaska Airlines, Inc. and the period(s) during which an Employee is the Chief Executive Officer of Horizon Air Industries, Inc. Non-continuous periods of Elected Officer Service are aggregated to determine an Employee's total years of Elected Officer Service.

Notwithstanding the foregoing, the Board may increase an individual's Elected Officer Service, in its absolute discretion provided that any affected Participant shall be notified of any such adjustment. Any such adjustment which occurs on or after October 3, 2004 shall solely affect the applicable Participant’s 409A Benefit but shall have no effect on his or her Grandfathered Benefit.
1.21    Employee
"Employee" means any person who is:
(a)    employed by an Employer as a common law employee;
(b)    is customarily employed by the Employer for twenty (20) or more hours per week and for at least five (5) months per calendar year; and
(c)    is compensated on a salary basis.
1.22    Employer
"Employer" means the Company and any Affiliate that adopts this Plan in writing with the consent of the Board, and agrees to be bound by the terms and conditions of the Plan and any amendments or modifications thereto, and which is listed in Appendix II. In the event an Employer ceases participation in the Plan, the date participation ceases shall be indicated in the Appendix.
1.23    ERISA
"ERISA" means the Employee Retirement Income Security Act of 1974, as amended.
1.24    Final Average Monthly Compensation
"Final Average Monthly Compensation" means a Participant's average Compensation for a period of sixty (60) consecutive months ending on the earlier of (a) the Participant's Termination (or Separation from Service in the case of a 409A benefit) or (b) the date of a Change of Control. If an active Participant has fewer than sixty (60) consecutive months in the period, Final Average Monthly Compensation means average Compensation for the lesser of:
(a)    the most recent sixty (60) months (whether or not consecutive); or
(b)    the total Company Service.
1.25    Grandfathered Benefit
“Grandfathered Benefit” means the portion (if any) of a Participant’s benefit under this Plan that is not governed by Code Section 409A because it was earned and vested on December 31, 2004. The Grandfathered Benefit shall be no less than the benefit the Participant actually becomes entitled to, in the form and at the time actually paid, determined under the terms of the Plan (including applicable limits under the Internal Revenue Code) as in effect on October 3, 2004, without regard to any further services rendered by the Participant after December 31, 2004 or any other events affecting the amount of or the entitlement to benefits other than the Participant’s Separation from Service. Appendix III lists the active Participants at December 31, 2008, with Grandfathered Benefits and the data elements needed to determine the Participant’s actual benefit entitlement in accordance with Section 3.2.

1.26    Hour of Service
"Hour of Service" means each hour for which an Employee is paid or entitled to payment for the performance of duties for the Employer or any Affiliated Company.
1.27    Late Retirement Date
For a Grandfathered Benefit, "Late Retirement Date" means the first day of the month next following the date of the Participant's Termination, provided that Termination occurs after the Participant's sixtieth (60th) birthday.
1.28    Normal Retirement Age
"Normal Retirement Age" means the first day of the month next following the Participant's sixtieth (60th) birthday.
1.29    Normal Retirement Date
For a Grandfathered Benefit, "Normal Retirement Date" means the first day of the month next following the Participant's sixtieth (60th) birthday provided the Participant Terminates on the Participant's sixtieth (60th) birthday.
1.30    Participant
"Participant" means each Elected Officer who participates in this Plan pursuant to the provisions of Section 2.
1.31    Plan
"Plan" means the Alaska Air Group, Inc. 1995 Elected Officers Supplementary Retirement Plan, as set forth herein.
1.32    Plan Administrator
"Plan Administrator" means, effective July 1, 2006, the person appointed by the Committee with responsibility for the day-to-day administration of the Plan. Prior to that date, “Plan Administrator” means the Company.
1.33    Plan Year
"Plan Year" means the period beginning on the Effective Date and ending on December 31, 1995, and thereafter each calendar year.
1.34    Pre-Delay Date
"Pre-Delay Date" means the first of the month following the later of the Participant’s Separation from Service or the Participant’s fifty-fifth (55th) birthday.
1.35    Qualified Defined Benefit Plan
"Qualified Defined Benefit Plan" means the Alaska Air Group, Inc. Retirement Plan for Salaried Employees, as amended and restated effective January 1, 2000 and as subsequently amended.

1.36    Re-Deferral Election
“Re-Deferral Election,” as applied to a Participant’s 409A Benefit, means an election delivered by the Participant, in accordance with Section 4.3(b)(iii), to change the form of payment otherwise payable from the Plan.
1.37    Retirement Date
For a Grandfathered Benefit, "Retirement Date" means a Participant's Early, Normal or Late Retirement Date, whichever applies.
1.38    Retirement Offset
"Retirement Offset" means the sum of (a) and (b) below:
(a)    Qualified Defined Benefit Plan Offset
The vested monthly benefit the Participant would be entitled to receive under the Qualified Defined Benefit Plan determined as though benefits under the Qualified Defined Benefit Plan commence at the same time as benefits under this Plan and are payable in the form of a Whole Life Annuity, but determined without regard to the Code Section 415 Limit; provided, however, that this offset amount shall be reduced by the portion of the benefit under the Qualified Defined Benefit Plan that is based on the years of the Participant's credited service prior to becoming an Elected Officer, but taking into account the individual's vested status, age and final average earnings at the time of retirement.
(b)    Supplementary Plan Offset
The Actuarial Equivalent of the vested monthly benefit the Participant is actually entitled to receive under a Supplementary Plan, commencing at the same time as benefits under this Plan and payable in the form of a Whole Life Annuity, reduced by the Actuarial Equivalent of the vested monthly benefit the Participant would be entitled to receive under the Supplementary Plan if the Participant's service after the date the Participant became an Elected Officer were disregarded in determining the benefit.
1.39    Separation from Service
The term “Separation from Service” (and its derivatives, as the context requires, such as “Separates from Service”) shall apply to any 409A Benefit (but not any Grandfathered Benefit) and shall be interpreted consistently with Code Section 409A. In general, an Employee who is a Participant has a “Separation from Service” when the Employee ceases to be employed by the Employer as a result of the Employee’s death, retirement, or other termination of employment (other than a transfer to a company affiliated with the Employer).
Whether a Separation from Service has occurred shall be based on all of the relevant facts and circumstances. Provided, however, that an Employee’s employment relationship shall be treated as continuing intact while he or she is on military leave, sick leave, or other bona fide leave of absence, such as temporary employment by the government, if the period of such leave does not exceed six months or, if longer, so long as the Employee’s right to reemployment with the Employer is provided either by statute or by contract. If the period of leave exceeds six months and the Employee’s right to reemployment is not provided either by statute or by contract, the employment relationship is deemed to terminate on the first date immediately following such six-month period. Anything to the contrary notwithstanding, a 29-month period shall be substituted for the six-month period in the event an Employee’s leave of absence is due to a medically determinable physical or mental impairment that can be expected to result in death or last for a continuous period of at least six months and that causes the Employee to be unable to perform the duties of his or her position or any substantially similar position.
1.40    Social Security Benefit
With respect to a Grandfathered Benefit, including a death benefit paid to the Participant’s surviving spouse under Section 6.1 or 6.2, "Social Security Benefit" means the Primary Insurance Amount, as defined under the Social Security Act, that is actually received by the Participant or Beneficiary. Except as provided under Section 1.2(b) and (c), in determining Change of Control benefits under Section 5.3, the Committee shall deem the Participant or Beneficiary to actually receive the greatest amount of Social Security Benefit at the earliest date at which the Participant would be eligible unless the Participant provides evidence to the contrary that is satisfactory to the Committee.
For a death benefit paid to a non-spouse Beneficiary under Section 6.2 with respect to a Grandfathered Benefit, the Social Security Benefit is determined as follows:
(a)    If the Participant’s Grandfathered Benefit was reduced by the Participant’s Social Security Benefit at the date of the Participant’s death, the Social Security Benefit is deemed to be the Primary Insurance Amount that was received by the Participant in the last month before the Participant’s death.
(b)    If the Participant’s Grandfathered Benefit was not reduced by the Participant’s Social Security Benefit at the date of the Participant’s death, the Social Security Benefit is deemed to be the Primary Insurance Amount the Participant would have received if the Participant had lived, beginning at the later of the date of death or the Participant’s sixty-second (62nd) birthday under the Social Security Act in effect at such date and based on the following assumptions:
(i)    assuming the Participant's Wages exceed the taxable wage base provided under Section 230 of the Social Security Act for each calendar year beginning with the year in which the Participant attained age twenty one (21) and ending with the last year ending before the Participant’s death; and
(ii)    assuming the Social Security Benefits do not increase after the assumed Social Security Benefit beginning date.
1.41    Social Security Offset
With respect to a 409A Benefit, “Social Security Offset” means the Whole Life Annuity beginning on the Pre-Delay Date that is Actuarially Equivalent to a Whole Life Annuity equal to the Primary Insurance Amount, as defined under the Social Security Act, that the Participant is expected to receive beginning on the later of the Pre-Delay Date or the earliest date on which the Participant is eligible for an old-age benefit from Social Security. The Primary Insurance Amount expected to be received by the Participant is determined in accordance with the Social Security Act in effect as of the Pre-Delay Date and is based on the following assumptions:
(a)    the Participant's Wages exceed the taxable wage base provided under Section 230 of the Social Security Act for each calendar year beginning with the calendar year in which the

Participant attained age twenty one (21) and ending with the last calendar year ending before the Pre-Delay Date;
(b)    the Participant has no Wages during or after the calendar year containing the Pre-Delay Date; and
(c)    the taxable wage base and cost of living do not increase after the Pre-Delay Date.
1.42    Supplementary Plan
"Supplementary Plan" means any unfunded deferred compensation plan or supplemental executive retirement plan or arrangement (other than this Plan) maintained by an Employer:
(a)    that is exempted (or is intended to be exempted) from Parts 2, 3 and 4 of Subtitle B of ERISA under ERISA Sections 201(2), 301(3) and 40l(a)(1);
(b)    that provides a defined benefit at separation from service (rather than defined contributions to the Participant's account) payable at the same time and in the same form as the benefit provided by this Plan; and
(c)    that is intended by its stated terms to supplement or replace benefits provided under the Qualified Defined Benefit Plan.
1.43    Terminate
"Terminate" and its derivatives as the context requires (such as "Termination") means no longer employed by an Employer or Affiliated Company as a common law employee. An Authorized Leave of Absence is not a Termination.
1.44    Termination For Cause
"Termination For Cause" means Termination for reason of admission by the Employee or substantiation by the Employer of:
(a)    embezzlement, dishonesty or other fraud, conviction of a felony or conspiracy against an Employer; or
(b)    if Termination occurred prior to a Change of Control, any willful or intentional injury to either an Employer, its property, or its employees in connection with the business affairs of an Employer.
1.45    Wages
"Wages" means a Participant's wages as defined under Code Section 3121, which are subject to Federal Insurance Contribution Act tax under Code Section 3101.
1.46    Additional Definitions in Plan
The following terms are defined in the following Sections of the Plan:
(a)    409A Benefit Commencement Date: As defined in Section 4.4(b)(i)
(b)    Benefit Percentage: As defined in Section 3.1(b)

(c)    Five Year Certain Installments: As defined in Section 4.1(b)(vi)
(d)    Joint and Survivor Annuity: As defined in Section 4.1(a)(ii)
(e)    Lump Sum: As defined in Section 4.1(b)(v)
(f)    Post-Retirement Lump Sum Benefit: As defined in Section 3.5
(g)    Re-Deferral Commencement Date: As defined in Section 4.4(b)(iii)
(h)    Review Panel: As defined in Section 8.8(c)
(i)    Target Aggregate Benefit: As defined in Section 3.1(a)
(j)    Ten Year Certain and Life Annuity: As defined in Section 4.1(a)(iii)
(k)    Ten Year Certain Installments: As defined in Section 4.1(a)(iv)
(l)    Transition Year 409A Benefit Commencement Date: As defined in Section 4.4(b)(ii)
(m)    Whole Life Annuity: As defined in Section 4.1(a)(i)
Section 2: Eligibility And Participation
2.1    Eligibility and Participation
(a)    For a Grandfathered Benefit
An Elected Officer shall become a Participant upon the participation commencement date specified by the Committee. Each Participant, the Participant's participation commencement date, and the Participant's Company Service and Elected Officer Service, if any, on the Participant's participation commencement date shall be listed on Appendix I.
(b)    For a 409A Benefit
(i)    Participation Commencement Date: Before June 1, 2008, an Elected Officer shall commence active participation in the Plan on the participation commencement date specified for the individual by the Committee, or determined in accordance with a policy approved by the Committee for individuals hired with, or promoted to, the status of Elected Officer. On and after June 1, 2008, an Elected Officer shall commence active participation in the Plan on the 15th day after the date he or she attains the status of Elected Officer.

Notwithstanding any other provision of this Plan to the contrary, an Employee who, on or after March 31, 2003, is hired with or promoted to the status of Elected Officer shall not be eligible to participate in this Plan if he or she is eligible to participate in the “Defined Contribution OSRP Plan,” as that term is defined in Section 10 of the Company’s Nonqualified Deferred Compensation Plan.
(ii)    30-Day Enrollment Period: Effective on and after January 1, 2009, during a 30-day period immediately following an Elected Officer’s participation commencement date, the Elected Officer shall have an obligation to complete one or more enrollment forms as required by the Plan Administrator, including, as further provided in Section 4.3(b), an advance election of the form of benefit payment that the individual wishes to receive if and when he or she eventually becomes eligible to receive a distribution of a vested 409A Benefit from the Plan.
(iii)    Record of Participation Commencement Date: The Plan Administrator shall maintain a record of, and state in Appendix I, the Participant's participation commencement date, and the Participant's Company Service and Elected Officer Service, if any, on the said participation commencement date.
(c) Plan closure. Notwithstanding any other provision of this Plan to the contrary, the Plan shall not accept new Participants on and after June 20, 2011.
2.2    Termination of Participation
A Participant's participation in the Plan will terminate when the Participant's benefits under this Plan have been paid in full.
2.3    Inactive Participation
A Participant's active participation will cease when he or she Terminates or becomes Disabled. A Participant's active participation also will cease if the Board determines that the Participant ceases to be an Elected Officer or the Committee determines that the Participant failed to make tax payments under Section 10.10. The date a Participant's active participation ceases shall be listed on Appendix I, which shall be updated from time to time. An inactive Participant's benefits shall be determined as though the Participant Terminates on the date active participation ceases.
Section 3: Retirement Benefits
3.1    Target Aggregate Benefit
(a)    Target Aggregate Benefit Definition
A Participant's "Target Aggregate Benefit" is determined in the form of a Whole Life Annuity commencing at Normal Retirement Age and is equal to:
(i)    the Participant's Final Average Monthly Compensation multiplied by the Participant's Benefit Percentage; or
(ii)    if greater than (i) above, the Participant’s Qualified Defined Benefit Plan benefit determined without application of any Code Section the effect of which is to limit, reduce or restrict the Participant’s Qualified Defined Benefit Plan benefit, including without limitation Code Sections 415 and 401(a)(17).
Notwithstanding the preceding sentence, a Participant's benefit under this Plan is determined in accordance with Sections 3.2, 3.3 and 3.4, whichever apply to the Participant.

(b)    Benefit Percentage Definition
A Participant's "Benefit Percentage" is determined in accordance with the following table:

Elected Officer Service
	At Least 5 Years	At Least 6 Years	At Least 7 Years	At Least 8 Years	At Least 9 Years	10 or More Years
Company Service
0 to 10 Years	50%	50%	50%	55%	55%	55%
11 to 15 Years	50%	55%	55%	60%	60%	60%
16 to 20 Years	55%	60%	60%	65%	65%	65%
21 to 25 Years	60%	65%	65%	70%	70%	70%
26 or More Years	65%	70%	70%	70%	70%	75%
Notwithstanding the above and without regard to the Participant's Company Service, a Participant who has less than five (5) years of Elected Officer Service on the date of Separation from Service following a Change of Control shall have a 409A Benefit based on the following "Benefit Percentage":

Elected Officer Service	Benefit Percentage
At least 1 year	10%
At least 2 years	20%
At least 3 years	30%
At least 4 years	40%
3.2    Grandfathered Benefit
The Participant’s monthly Grandfathered Benefit payable as a Whole Life Annuity on his or her Retirement Date is determined as follows:
(a)    The December 31, 2004, Target Aggregate Benefit shown in Appendix III, if any, is adjusted as follows:
(i)    first, if the Retirement Date is the Participant’s Early Retirement Date, reduced by one one-hundred-eightieth (1/180th) for each month that the Participant's Early Retirement Date precedes the Participant's Normal Retirement Age;
(ii)    second, reduced by the December 31, 2004, Qualified Defined Benefit Plan Offset payable starting at age 62 shown in Appendix III, after such offset has been reduced by one one-hundred-eightieth (1/180th) for each of the first sixty (60) months and by one three-hundred-sixtieth (1/360th) for each additional month that the Participant’s Retirement Date precedes the first day of the month next following the Participant's sixty-second (62nd) birthday; and

(iii)    third, multiplied by the December 31, 2004, Vesting Percentage shown in Appendix III.
(b)    The Grandfathered Benefit payable in a month is further reduced by the amount of the Social Security Benefit (if any), as defined in Section 1.40, payable in such month, except as provided in Section 1.2(b), (c), or (d).
3.3    409A Benefit
A Participant's monthly 409A Benefit payable as a Whole Life Annuity on his or her Pre-Delay Date is the Participant's Target Aggregate Benefit, if any, determined taking into account Elected Officer Service and Company Service and Final Average Monthly Compensation earned as of the date of Separation from Service (including service and compensation earned after age sixty (60) if the Participant’s Separation from Service occurs after his or her Normal Retirement Age) adjusted as follows:
(a)    first, reduced by one one-hundred-eightieth (1/180th) for each of the first sixty (60) months, if any, that the Participant's Pre-Delay Date precedes the Participant's Normal Retirement Age;
(b)    second, reduced by the Retirement Offset, as defined in Section 1.38;
(c)    third, multiplied by the vesting percentage determined under Section 7;
(d)    fourth, if the Participant is not entitled to a Grandfathered Benefit, reduced by the amount of the Social Security Offset as defined in Section 1.41; and
(e)    fifth, reduced by the Grandfathered Benefit determined under Section 3.2(a) without regard to any reduction for the Participant’s Social Security Benefit under 3.2(b) and assuming the Participant’s Retirement Date is the Pre-Delay Date, regardless of whether the Grandfathered Benefit actually commences on the Pre-Delay Date.
3.4    Cost of Living Adjustment
The Board may adjust the amount of benefits then being paid to any or all Participants and Beneficiaries to reflect increases in the cost of living. The adjustment shall be made in the amount and at the times determined solely in the discretion of the Board. Any benefit increase that results from any such adjustment that takes effect on or after October 3, 2004 shall be treated as a 409A Benefit (and none of such adjustment shall increase the Grandfathered Benefit); the Board shall specify a 409A-compliant time and form of payment for such benefit increase at the time the adjustment is granted.
3.5    Post-Retirement Lump-Sum Benefit
A Participant who has already begun receiving his or her Grandfathered Benefit at Normal, Early or Late Retirement in one of the payment forms under Section 4.1 may elect to convert his or her remaining Grandfathered Benefit to a post-retirement lump sum.
(a)    Definition
A post-retirement, lump-sum benefit is one (1) payment that is Actuarially Equivalent to the remaining monthly Grandfathered Benefit payments that otherwise would be payable, reduced by ten percent (10%). A post-retirement lump sum will be paid as soon as administratively feasible after the Participant's lump-sum election is approved. Once a lump sum is paid, the Participant, the Participant's spouse and the Participant's Beneficiary have no right to any benefit other than the Participant’s 409A Benefit. Form and Manner of Election
A post-retirement lump sum can be elected only by a Participant (not by a spouse or Beneficiary). A Participant's lump-sum election must be made in the form and manner prescribed by the Plan Administrator, and the election is subject to approval of the Plan Administrator. Once a Participant elects and receives a lump sum, the election cannot be changed.
(b)    Right to Amend or Eliminate
Notwithstanding Section 9.1(a), the Company may amend or delete this Section 3.5 at any time, if the Compensation Committee determines in its sole discretion that such amendment is required by law or regulations or is necessary or advisable to avoid unfavorable tax consequences. Any amendment of this Section 3.5 shall be made in accordance with the procedures set forth in Section 9.1(c).
3.6 Benefit accruals cease. Notwithstanding any other provision of this Plan to the contrary, the accrual of benefits under the Plan shall cease as of January 1, 2014. Thus, Compensation earned and services performed on and after that date shall not be taken into account in calculating the amount of a Participant’s Plan benefit. However, services performed after December 31, 2013 shall continue to be recognized for vesting purposes under Section 7.
Section 4: Payment Forms and Timing
4.1    Forms of Payment
(a)    For a Grandfathered Benefit
For a Participant’s Grandfathered Benefit, the following forms of benefit payment are options under the Plan, subject to the conditions of Sections 4.2 and 4.3. Grandfathered Benefits paid in the Whole Life Annuity, Joint and Survivor Annuity or Ten Year Certain and Life Annuity forms are reduced for Social Security Benefits (if any), as they are paid, as provided in Section 3.2. Grandfathered Benefits paid in the form of Ten Year Certain Installments are not reduced by Social Security Benefits, but instead are determined as the Actuarial Equivalent of the Whole Life Annuity reduced by expected future Social Security Benefits as provided in Section 1.2(d).
(i)    Whole Life Annuity
"Whole Life Annuity" means monthly payments beginning on the Retirement Date and ending the first day of the month preceding the Participant's date of death.
(ii)    Joint and Survivor Annuity
"Joint and Survivor Annuity" means reduced monthly payments to a Participant from the Retirement Date to the first day of the month preceding the Participant's date of death, and if the Participant predeceases the Participant’s Beneficiary, monthly payments to the Participant’s Beneficiary equal to fifty percent (50%), sixty-six and two-thirds percent (66-2/3%), seventy-five percent (75%), or one hundred percent (100%) of the reduced amount payable to the Participant, beginning on the Participant's date of death and ending the first day of the month preceding the Beneficiary's date of death. The Participant shall elect which percentage applies at the same time that the Participant elects a Joint and Survivor Annuity. A Joint and Survivor Annuity shall be Actuarially Equivalent to the Participant's Grandfathered benefit payable in the form of a Whole Life Annuity.
If the Participant's Beneficiary dies after the Participant's benefit payments begin, the Participant's payments will be the same reduced amount as otherwise payable under the Joint and Survivor Annuity. If the Participant's Beneficiary dies before the date as of which the Participant's benefit payments are to begin, any election of a form of benefit under this Section would be canceled automatically. If the Participant dies before the date as of which the Participant's benefit payments are to begin, the Beneficiary shall not be entitled to receive any payments under this Section. However, a spouse may be entitled to a death benefit under Section 6.
(iii)    Ten Year Certain and Life Annuity
"Ten Year Certain and Life Annuity" means reduced monthly payments from the Retirement Date to the first of the month preceding the Participant's death, but in no event will less than one hundred and twenty (120) equal monthly payments be made. If the Participant dies before receiving one hundred and twenty (120) monthly payments, the remaining payments shall continue to be made to the Participant's Beneficiary. A Ten Year Certain and Life Annuity shall be Actuarially Equivalent to the Participant's Grandfathered benefit payable in the form of a Whole Life Annuity.
(iv)    Ten Year Certain Installments
"Ten Year Certain Installments" means one hundred and twenty (120) equal monthly payments that are Actuarially Equivalent to the Participant's Grandfathered benefit payable as an immediate Whole Life Annuity. If the Participant dies before receiving one hundred and twenty (120) monthly payments, the remaining payments shall continue to be made to the Participant's Beneficiary.
(b)    For a 409A Benefit
For a Participant’s 409A Benefit, the following forms of benefit payment are options under the Plan, subject to the conditions of Sections 4.2 and 4.3. Except for the Lump Sum, all optional payment forms pay level monthly payments. The 409A Benefits of Participants who are not entitled to Grandfathered Benefits are Actuarially Equivalent to the Whole Life Annuity reduced as provided in Section 3.3(d) by the Social Security Offset defined in Section 1.41.
(i)    Whole Life Annuity
"Whole Life Annuity" means monthly payments beginning on the Retirement Date and ending the first day of the month preceding the Participant's date of death.
(ii)    Joint and Survivor Annuity
"Joint and Survivor Annuity" means reduced monthly payments to a Participant from the Retirement Date to the first day of the month preceding the Participant's date of death, and if the Participant predeceases the Participant’s Beneficiary, monthly payments to the

Participant’s Beneficiary equal to fifty percent (50%), sixty-six and two-thirds percent (66-2/3%), seventy-five percent (75%), or one hundred percent (100%) of the reduced amount payable to the Participant, beginning on the Participant's date of death and ending the first day of the month preceding the Beneficiary's date of death. The Participant shall elect which percentage applies at the same time that the Participant elects a Joint and Survivor Annuity. A Joint and Survivor Annuity shall be Actuarially Equivalent to the Participant's 409A Benefit payable in the form of a Whole Life Annuity.
If the Participant's Beneficiary dies after the Participant's benefit payments begin, the Participant's payments will be the same reduced amount as otherwise payable under the Joint and Survivor Annuity. If the Participant's Beneficiary dies before the date as of which the Participant's benefit payments are to begin, any election of a form of benefit under this Section would be canceled automatically. If the Participant dies before the date as of which the Participant's benefit payments are to begin, the Beneficiary shall not be entitled to receive any payments under this Section. However, a spouse may be entitled to a death benefit under Section 6.
(iii)    Ten Year Certain and Life Annuity
"Ten Year Certain and Life Annuity" means reduced monthly payments from the Retirement Date to the first of the month preceding the Participant's death, but in no event will less than one hundred and twenty (120) equal monthly payments be made. If the Participant dies before receiving one hundred and twenty (120) monthly payments, the remaining payments shall continue to be made to the Participant's Beneficiary. A Ten Year Certain and Life Annuity shall be Actuarially Equivalent to the Participant's 409A Benefit payable in the form of a Whole Life Annuity.
(iv)    Ten Year Certain Installments
"Ten Year Certain Installments" means one hundred and twenty (120) equal monthly payments that are Actuarially Equivalent to the Participant's 409A Benefit payable in the form of a Whole Life Annuity. If the Participant dies before receiving one hundred and twenty (120) monthly payments, the remaining payments shall continue to be made to the Participant's Beneficiary.
(v)    Lump Sum
“Lump Sum” means a payment in a single sum that is equal to the Actuarially Equivalent present value of the Participant’s 409A Benefit payable in the form of a Whole Life Annuity. Once a lump sum is paid, the Participant, the Participant's spouse and the Participant's Beneficiary shall have no right to any additional 409A Benefit.
(vi)    Five Year Certain Installments
"Five Year Certain Installments" means sixty (60) equal monthly payments that are Actuarially Equivalent to the Participant's 409A Benefit payable in the form of a Whole Life Annuity. If the Participant dies before receiving sixty (60) monthly payments, the remaining payments shall continue to be made to the Participant's Beneficiary.
4.2    Automatic Form of Payment
For a Participant’s Grandfathered Benefit and 409A Benefit, unless the Participant elects otherwise in accordance with Section 4.3, the Participant's benefit shall be paid as provided below:
(a)    Married Participant
A Participant who is married on the Participant's Retirement Date shall receive his or her benefits in the form of a one hundred percent (100%) Joint and Survivor Annuity with the Participant’s spouse as the Beneficiary.
(b)    Unmarried Participant
A Participant who is not married on the Participant's Retirement Date shall receive his or her benefits in the form of a Ten Year Certain and Life Annuity.
4.3    Payment Form Election
In the case of a Participant who is eligible to receive a portion of his or her benefit as a Grandfathered Benefit and a separate portion as a 409A Benefit, the Participant may elect to receive the respective portions of the benefit in the same form of payment or different forms of payment.
(a)    For a Grandfathered Benefit
For a Participant’s Grandfathered Benefit, the provisions of this Section 4.3(a) shall apply.
(i)    Advance Election
Subject to approval of the Plan Administrator, a Participant may elect one of the forms of payment of benefits under Section 4.1(a) in lieu of the automatic payment form under Section 4.2 as long as the Participant's election is made at least one (1) year before the Participant's Termination. Subject to approval of the Plan Administrator, a Participant may change a prior payment-form election, provided that the change is made at least one (1) year before the Participant's Termination. Except as provided in Section 3.5, once benefit payments commence, the payment form cannot be changed by the Participant or Beneficiary.
(ii)    Unanticipated Changes In Life Circumstances
Notwithstanding the preceding Section 4.3(a)(i), subject to approval of the Plan Administrator, a Participant may elect a payment form or change a prior payment-form election less than one (1) year before Termination, provided that the Participant demonstrates that the Participant has experienced or will experience an unanticipated change in life circumstances that is involuntary and with respect to which the Participant's requested payment form is consistent. Examples of an unanticipated change in life circumstances that satisfy this Section 4.3(a)(ii) include (but are not limited to) involuntary Termination and death of a spouse.
(iii)    Form and Manner of Election
All payment-form elections shall be made in the form and manner prescribed by the Plan Administrator and shall be subject to approval of the Plan Administrator.

(b)    For a 409A Benefit
For a Participant’s 409A Benefit, the provisions of this Section 4.3(b) shall apply.
(i)    Initial Election of Form of Benefit
For an Elected Officer who commences participation in the Plan on or after January 1, 2009, the Participant shall have a right to make an advance election of the form of payment of the 409A Benefit during the 30-day enrollment period described in Section 2.1(b). At such time, the Participant shall elect among any one of the following four choices: (1) life annuity (in which case, the Participant shall subsequently be eligible to elect, during the 90-day period ending on his or her Retirement Date, the specific form of annuity from any of the Actuarially Equivalent life annuities then offered under the Plan); (2) Ten-Year Certain Installments; (3) Five-Year Certain Installments; or (4) Lump-Sum. In the absence of a timely election by the Participant prior to the expiration of such 30-day enrollment period, the Participant will be deemed to have elected a life annuity.
(ii)    Transition-Year Election of Form of Benefit
For each active Participant as of January 1, 2005, and any Elected Officer who commences participation during 2005, 2006, or 2007, the Plan Administrator shall administer, not later than December 31, 2007, one or more special transition-year election processes that allow a Participant to elect a form of payment for the 409A Benefit as late as December 31, 2007 and that comply with the provisions of Code Section 409A. For each active Participant as of January 1, 2008 and any Elected Officer who commences participation during 2008, the Plan Administrator shall administer, not later than December 31, 2008, one or more special transition-year election processes that allow a Participant to elect a form of payment for the 409A Benefit as late as December 31, 2008 and that comply with the provisions of Code Section 409A (including restrictions on deferring to future years payments scheduled to be made in 2008 and accelerating into 2008 payments scheduled to be made in future years). .
Any such election shall be treated as though it were a timely initial election of the form of payment, and shall not be treated as a Re-Deferral Election. Each such transition-year election shall offer a Participant the four choices stated in paragraph “(i)” above (or corresponding choices representing the options then in effect under the Plan).
(iii)    Re-Deferral Election
Effective on and after January 1, 2009, as applied to the entire 409A Benefit eventually payable to a Participant, the Participant may elect to change the form of payment that was previously elected (pursuant to paragraph (i) or (ii) above), but only if: (1) the new form of payment selected is an optional form under the then-existing terms of the Plan applicable to 409A Benefits; (2) the new election form is received by the Plan Administrator in final signed form at least 12 full months prior to the Pre-Delay Date and (3) the Participant acknowledges that the commencement date for the 409A Benefit shall be delayed to the fifth anniversary of the date the benefit would otherwise have commenced. Each such Re-Deferral Election shall offer a Participant the four choices stated in paragraph “(i)” above (or corresponding choices representing the options then in effect under the Plan).

(iv)    Election Among Actuarially Equivalent Life Annuity Forms
A Participant who has previously elected under paragraph “(i)”, “(ii)” or “(iii)” above to receive the 409A Benefit as a life annuity shall have the right to elect the precise form of annuity (from the Actuarially Equivalent forms of life annuity then offered under the Plan) during the 90-day period ending on the Participant’s Retirement Date.
4.4    Timing of Payment
(a)    For a Grandfathered Benefit
The payment of a Grandfathered Benefit shall commence upon the Participant’s Retirement Date.
(b)    For a 409A Benefit
(i)    General Rule
Subject to paragraphs “(ii)” and “(iii)” below, the payment of a 409A Benefit, to the extent vested, shall commence upon the later of the first day of the seventh month after the Participant’s Separation from Service or the date he or she attains age 55 (hereinafter, the “409A Benefit Commencement Date”).
If the 409A Benefit Commencement Date is after the Pre-Delay Date, the 409A Benefit shall be calculated as though it commenced on the Pre-Delay Date. The principal amount of any payment(s) due on or after the Pre-Delay Date and before the 409A Benefit Commencement Date shall be paid in a single catch-up payment on the 409A Benefit Commencement Date and credited with interest at the first segment rate under Section 1.2(a)(i) for the Plan Year containing the Pre-Delay Date. Such interest shall be credited from the date the payment would have been paid if the 409A Benefit had actually commenced on the Pre-Delay Date to the 409A Benefit Commencement Date.
(ii)    Benefit Otherwise Commencing in 2006 or 2007
Notwithstanding any other provision of this Plan to the contrary, if the 409A Benefit Commencement Date determined under paragraph (i) is on or after January 1, 2006 and on or before December 31, 2007, the 409A benefit shall commence instead on the January 1 next following the 409A Benefit Commencement Date (hereinafter, the “Transition Year 409A Benefit Commencement Date”).
The 409A Benefit payable pursuant to this paragraph shall be calculated as though it commenced on the Pre-Delay Date. The principal amount of any payment(s) due on or after the Pre-Delay Date and before the Transition Year 409A Benefit Commencement Date shall be paid in a single catch-up payment on the Transition Year 409A Benefit Commencement Date and credited with interest at the rate under Section 1.2(a)(i) for the Plan Year containing the Pre-Delay Date. Such interest shall be credited from the date the payment would have been paid if the 409A Benefit had actually commenced on the Pre-Delay Date to the Transition Year 409A Benefit Commencement Date.
(iii)    In the Event of a Re-Deferral Election
Notwithstanding any other provision of this Plan to the contrary, in the case of a Participant who makes one or more Re-Deferral Elections with respect to his or her 409A Benefit, the otherwise applicable benefit commencement date (in the absence of an intervening death of the Participant) will be delayed five years (60 months) for each successive Re-Deferral Election that becomes effective for the Participant’s 409A Benefit (hereinafter, the “Re-Deferral Commencement Date”).
The 409A Benefit payable commencing at the Re-Deferral Commencement Date shall be Actuarially Equivalent to the 409A Benefit commencing on the Pre-Delay Date determined in paragraph “(i)” using the actuarial assumptions under Section 1.2(a)(i) for the Plan Year containing the Pre-Delay Date, but ignoring pre-retirement mortality
Section 5: Change Of Control Benefits
The provisions of this Section 5 shall apply solely to a Participant’s Grandfathered Benefit, and not to a Participant’s 409A Benefit; provided, however, that a 409A Benefit that is less than fully vested shall be 100% vested upon the occurrence of a Change of Control prior to a Participant’s Separation from Service. Furthermore, the Benefit Percentage applicable to a 409A Benefit for a Participant with less than five years of Elected Officer Service upon Separation from Service following a Change of Control shall be determined according to the second table in Section 3.1(b). Moreover, the special restriction on Plan amendments following a Change of Control, as stated in Section 9.1(a)(iii), shall apply to any Plan amendment, whether it affects Grandfathered Benefits, 409A Benefits, or both.
5.1    Change of Control Benefit
Notwithstanding any other provision of the Plan, in the event of a Change of Control, each Participant (or his or her Beneficiary), except a Participant Terminated For Cause before the date of the Change of Control, shall receive his or her Grandfathered Benefit as a Change of Control benefit in accordance with this Section, in lieu of all other Grandfathered Benefits payable under this Plan.
5.2    Form of Payment
All Grandfathered Benefits shall be paid in the form of a single lump sum payment determined under Section 5.3, within sixty (60) days after a Change of Control. After payment of all such Grandfathered Benefits, no Participant or Beneficiary will have any further rights to any Grandfathered Benefit under the Plan.
5.3    Amount of Change of Control Benefit
(a)    After Commencement of Benefits
If Grandfathered Benefit payments had commenced prior to the date of the Change of Control, any Participant, spouse, or Beneficiary receiving such benefits as of the date of the Change of Control shall receive a single lump sum payment that is the Actuarial Equivalent of the remaining Grandfathered Benefit otherwise payable.
(b)    Before Commencement of Benefits And After Termination
If the date of the Change of Control is after a Participant's Termination, but before payment of the Grandfathered Benefit has begun, the Participant shall receive a single lump sum payment that is Actuarially Equivalent to the Participant's Grandfathered Benefit (if any) that is payable at Normal

Retirement Age.
(c)    Before Termination
If the date of the Change of Control is before a Participant's Termination, the Participant shall receive a single lump sum payment that is Actuarially Equivalent to the Participant's Grandfathered Benefit (if any) that is payable as of the Normal Retirement Age, determined as though the Participant Terminated on the date of the Change of Control.
Section 6: Death Benefits
6.1    Death Benefits Prior to Benefit Commencement (or Otherwise Incurring a Separation from Service)
In the event a married Participant dies before otherwise incurring a Separation from Service by reason of retirement or other termination of employment, he or she shall become one hundred percent (100%) vested in his or her 409A Benefit pursuant to Section 7.1(c).
This Section describes the death benefit payable to the spouse of a vested married Participant who dies (i) after reaching age fifty-five (55) but before Grandfathered Benefits commence (in the case of 409A Benefits, before otherwise incurring a Separation from Service by reason of retirement or other termination of employment) or (ii) before reaching age fifty-five (55). As applied to a Participant’s 409A Benefit, the following provisions shall be construed as though the term “Separation from Service” were substituted for “Termination.”
(a)    Death After Attaining Age Fifty-Five
If the Participant dies after reaching age fifty-five (55) but before the Grandfathered Benefit commences or, in the case of a 409A Benefit, before otherwise incurring a Separation from Service by reason of retirement or other termination of employment, the spouse's benefit shall be paid monthly from the first of the month coinciding with or following the Participant's death through the first of the month preceding the spouse's death. The benefit shall equal the amount payable to the surviving spouse under a one hundred percent (100%) Joint and Survivor Annuity form of payment as if the Participant had commenced receiving retirement benefit payments as of the date spouse death benefits commence, based upon the Participant's vested Target Aggregate Benefit, if any, at the date of death.
(b)    Death Before Attaining Age Fifty-Five
If the Participant dies on or before reaching age fifty-five (55), the spouse's death benefit shall be paid monthly starting the first of the month after the Participant’s fifty-fifth (55th) birthday (determined as if the Participant had survived but was not employed after the date of death) through the first of the month preceding the spouse's death. The benefit shall equal the amount payable to the surviving spouse under a one hundred percent (100%) Joint and Survivor Annuity form of payment as if the Participant had Terminated on the date of death, survived to the date spouse benefits commence and commenced receiving the Grandfathered Benefit and the 409A Benefit on such date. If the surviving spouse dies before benefit payments begin, no benefits shall be payable to the spouse's estate or beneficiaries.

6.2    Death After Benefit Commencement
In the event a Participant dies after benefit payments have commenced, his or her Beneficiary may be entitled to receive a benefit depending on the form of payment elected by the Participant. The benefit payable to a Beneficiary is described in Sections 4.1(a)(ii) and 4.1(b)(ii) Joint and Survivor Annuity, 4.1(a)(iii) and 4.1(b)(iii) Ten Year Certain and Life Annuity, 4.1(a)(iv) and 4.1(b)(iv) Ten Year Certain Installments, or 4.1(b)(vi) Five Year Certain Installments, whichever applies according to the form elected by the Participant for the Grandfathered Benefit and the 409A Benefit. If such a deceased Participant had elected to receive a 409A Benefit in the form of a Lump Sum or Whole Life Annuity, then no Beneficiary shall have any right to receive any 409A Benefit under this Plan upon the Participant’s death. And if such a deceased Participant had elected to receive a Grandfathered Benefit in the form of a Whole Life Annuity, then no Beneficiary shall have any right to receive any 409A Benefit under this Plan upon the Participant’s death.
6.3    Death During a Period of Delayed 409A Benefits
If a Participant’s death occurs after age fifty-five (55) and after incurring a Separation from Service by reason of retirement or other termination of employment but before payment of his or her 409A Benefit payments has commenced, his or her Beneficiary may be entitled to receive a benefit depending on the form of payment elected by the Participant.
(a)    Death Between Separation from Service and 409A Benefit Commencement Date
If a Participant has not made a Re-Deferral Election with respect to his or her 409A Benefit pursuant to Section 4.3(b)(iii) and dies after incurring a Separation from Service by reason of retirement or other termination of employment but before the 409A Benefit Commencement Date under Section 4.4(b)(i), the Participant’s Beneficiary shall be entitled to receive a death benefit commencing on the Participant’s 409A Benefit Commencement Date consisting of both (i) a catch-up payment representing the principal amount of any 409A Benefits delayed and unpaid through the date of the Participant’s death plus other death benefits (if any) payable to such Beneficiary after the Participant’s Death but before the 409A Benefit Commencement Date determined under the provisions of Section 6.2 as though the start of the 409A Benefits had not been delayed, with interest as described in Section 4.4(b)(i), and (ii) other death benefits (if any) payable to such Beneficiary on and after the 409A Benefit Commencement Date under the provisions of Section 6.2.
(b)    Death Between Separation from Service and Re-Deferral Commencement Date
If a Participant has made a re-deferral election with respect to his or her 409A Benefit pursuant to Section 4.3(b)(iii) and dies after incurring a Separation from Service by reason of retirement or other termination of employment but before the Re-Deferral Commencement Date under Section 4.4(b)(iii), the Participant’s Beneficiary may be entitled to receive a death benefit commencing on the Participant’s Re-Deferral Commencement Date, depending on the form of payment elected by the Participant in such re-deferral election. If the Participant elected to receive the 409A Benefit in the form of a Lump Sum as described in Section 4.1(b)(v), the Beneficiary shall be entitled to receive the lump sum that would have been paid on the Re-Deferral Commencement Date if the Participant had survived to such date. If the Participant elected to receive the 409A Benefit in the form of a Joint and Survivor Annuity as described in Section 4.1(b)(ii), Ten Year Certain and Life Annuity as described in Section 4.1(b)(iii), Ten Year Certain Installments as described in Section 4.1(b)(iv), or Five Year Certain Installments as described in Section 4.1(b)(vi), the death benefit payable to the Beneficiary is determined as if the Participant had survived to the Re-Deferral Commencement Date and started receiving the 409A Benefit on such date. If the Participant elected to receive the 409A Benefit in the form of a Whole Life Annuity as described in Section 4.1(b)(i), then no Beneficiary shall have any right to receive any 409A Benefit under this Plan upon the Participant’s death.
Section 7: Vesting
7.1    Vesting
Except as provided in Section 7.2, each Participant shall have at all times a vested, nonforfeitable right to his or her Grandfathered Benefit determined pursuant to Section 3.2, and to his or her 409A Benefit as adjusted pursuant to Section 3.3, using the appropriate vesting percentage determined in accordance with whichever of the following subsections “(a)” through “(e)” produces the greatest vesting percentage:
(a)    Schedule A
A Participant who:
(i)    has reached age fifty (50) and has completed Company Service of at least fifteen (15) years; or
(ii)    Terminates on or after age sixty (60)
shall have the following vesting percentage in his or her benefit, if any:

Elected Officer Service	Vesting Percentage
5	50%
6	60%
7	70%
8	80%
9	90%
10	100%
(b)    Schedule B
A Participant who has reached age fifty (50) and has completed Elected Officer Service of at least ten (10) years shall be one hundred percent (100%) vested in his or her benefit, if any.
(c)    Death or Disability
A Participant who incurs a Termination (or, in the case of a 409A Benefit, a Separation from Service) on account of death, or becomes Disabled shall be one hundred percent (100%) vested in his or her 409A Benefit as adjusted pursuant to Section 3.3, if any, on the date of death or Disability. If the Participant has completed fewer than five years of Elected Officer Service on the date of death or Disability, the Participant’s Benefit Percentage is 0% and the Participant’s Target Aggregate Benefit is determined solely under Section 3.1(a)(ii).

(d)    Change of Control
Notwithstanding any other provision of the Plan to the contrary, including without limitation Sections 1.12, 1.44, 7.2(a) and 7.2(b), all Participants who are Employees when a Change of Control occurs shall be one hundred percent (100%) vested in their 409A Benefit as adjusted pursuant to Section 3.3, if any, (without regard to the Participant's age) in the event of a Change of Control.
(e)    Termination of Plan
In the event that the Plan is terminated in whole or in part, each affected Participant shall be one hundred percent (100%) vested in his or her 409A Benefit as adjusted pursuant to Section 3.3, if any.
7.2    Forfeiture
(a)    Termination
In the event a Participant Terminates:
(i)    before reaching age fifty (50) and before a Change of Control; or
(ii)    before becoming one hundred percent (100%) vested;
the Participant's non-vested portion of the 409A Benefit shall be forfeited.
(b)    Termination For Cause and Competing Activity
Notwithstanding any Plan provision to the contrary other than Section 7.1(d), a Participant's vested and non-vested Target Aggregate Benefit and any death benefit will be forfeited in their entirety and will not be reinstated for any reason upon:
(i)    the Participant's Termination for Cause; or
(ii)    a determination that the Participant is engaged in a Competing Activity.
This forfeiture clause has no effect on benefits payable under the Qualified Defined Benefit Plan.
(c)    13-Month Forfeiture Period for Participation Commencing After 2008
Notwithstanding any other provision of the Plan to the contrary, as applied to an Elected Officer who first becomes eligible to participate in the Plan after December 31, 2008, the Participant’s 409A Benefit shall be entirely unvested, and fully subject to forfeiture, until the first anniversary of the date (at the end of the Participant’s 30-day initial enrollment and election period) that constitutes a deadline for the Participant’s advance election of the form of payment for the 409A Benefit.
Section 8: Powers And Duties Of The Committee

8.1    Appointment of Committee and Plan Administrator
The Committee shall have the overall authority and responsibility to administer, and ensure the accurate and effective administration of, the Plan.
Effective July 1, 2006, the Committee shall appoint (and shall have the authority at any time to replace) the Plan Administrator, who may, but need not, be an Employee or Elected Officer of an Employer. The Plan Administrator shall be responsible for day-to-day administrator of the Plan, and shall furthermore be responsible for day-to-day oversight of the performance of duties of any third-party administrator(s). If the Plan Administrator is an Elected Officer, he or she shall have no authority to administer (or make determinations regarding) his or her own eligibility or benefits under the Plan, and such responsibilities shall be reserved to the Committee (or their designee).
8.2    Powers and Duties
The Committee shall have the power and the duty to take all action and to make all decisions necessary or proper to carry out the Plan, including the discretionary authority to interpret the provisions of the Plan and the facts and circumstances of claims for benefits. The Committee shall have the absolute discretion to decide all issues of fact or law. Any decision by the Committee that is not shown to be an abuse of discretion must be upheld by a court of law. Without limiting the foregoing, the Committee shall have the following administrative powers and duties:
(a)    to require any Participant or Beneficiary to furnish information as they may request for the purpose of the proper administration of the Plan as a condition to receiving any benefit under the Plan;
(b)    to make and enforce rules and regulations and prescribe the use of forms as they shall deem necessary for the efficient administration of the Plan;
(c)    to interpret the Plan and to resolve ambiguities, inconsistencies and omissions in a nondiscriminatory manner;
(d)    to determine tax withholding;
(e)    to compute the amount of benefits which shall be payable to any person in accordance with the provisions of the Plan; and
(f)    to delegate any of their administrative powers or duties hereunder to any of their agents or employees, including without limitation a person or entity appointed to serve as a Plan Administrator and/or a third-party administrator.
8.3    Committee Procedures
(a)    In General
A majority of the Committee members in office may fulfill any act which the Plan authorizes or requires of the Committee. The majority of Committee members may delegate in writing to the Chair of the Committee the authority to take any action, and/or to give certified notice in writing of any action, taken by the Committee or its Chair.

(b)    Administrative Committee Prior to July 1, 2006
Prior to July 1, 2006, while the Administrative Committee is serving as the Committee, no Administrative Committee member who participates in the Plan shall vote on any matter that pertains to the member or to the member's rights and/or benefits under the Plan unless such matter pertains to all Participants or all Participant's rights and/or benefits under the Plan. Each member of the Administrative Committee shall be recused from voting on any action pertaining solely to the member or members of the Administrative Committee or their rights and/or benefits under the Plan, and the action shall be taken by a majority of the remaining members of the Administrative Committee, or if the remaining members do not constitute a quorum, by the Compensation Committee of the Board. The action of such majority of the Administrative Committee expressed from time to time by a vote at a meeting, or in writing without a meeting, shall constitute the action of the Administrative Committee and shall have the same effect for all purposes as if assented to by all Administrative Committee members.
8.4    Appointment of Agents
The Committee may appoint such actuaries, accountants, counsel, specialists, third-party administrators and other persons or organizations as they shall deem necessary for administration of the Plan and they shall be entitled to prudently rely upon any tables, valuations, certificates, opinions, or reports which shall be furnished to them by such persons or organizations.
8.5    Committee Expenses
The Committee shall serve without compensation for services as such, but any reasonable expenses incurred by them in the performance of their duties as Committee members shall be paid by the Company.
8.6    Administrative Expenses
All expenses incurred by the Committee in connection with the administration of the Plan, including but not limited to the compensation of any actuary, accountant, counsel, specialist, third-party administrator or other persons or organizations who shall be employed by the Committee in connection with the administration thereof, shall be paid by the Company.
8.7    Determinations
All determinations hereunder made by the Board, Compensation Committee, Administrative Committee or Plan Administrator shall be made in the sole and absolute discretion of the Board, Compensation Committee or Administrative Committee or Plan Administrator, as the case may be.
In the event that any disputed matter shall arise hereunder, including, without in any manner limiting the generality of the foregoing, any matter relating to the eligibility of any person to participate under the Plan, the participation of any person under the Plan, the amounts payable to any person under the Plan, and the applicability and the interpretation of the provisions of the Plan, the decision of the Board, Compensation Committee, Administrative Committee or Plan Administrator upon such matter shall be binding and conclusive upon all persons, including, without in any manner limiting the generality of the foregoing, the Company, the Board, all persons at any time in the employ of the Company, the Participants and their Beneficiaries, and upon the respective successors, assigns, executors, administrators, heirs, next of kin, and distributees of all the foregoing.

8.8    Claim and Review Procedure
(a)    Application for Benefits
Any person or the person's authorized representative (the "Claimant") may apply for, claim, or request information about, Plan benefits by submitting a signed, written application to the Plan Administrator.
(b)    Denial of Application
If the Plan Administrator denies an application in whole or in part, the Plan Administrator shall notify the Claimant in writing or electronically of the denial and the Claimant's right to request a review of the denial. The notice of denial shall set forth, in a manner calculated to be understood by the Claimant:
(i)    specific reasons for the denial,
(ii)    specific references to the applicable Plan provisions on which the denial was based,
(iii)    a description of any information or material necessary to perfect the application and an explanation of why such material is necessary,
(iv)    an explanation of the Plan's review procedure and the time limits for review, and
(v)    a statement of the Claimant's right to bring a civil action under ERISA following an adverse determination on review.
The denial notice will be given to the Claimant within ninety (90) days after the Plan Administrator receives the application unless special circumstances require an extension of time for processing the application. In no event will an extension exceed a period of ninety (90) days after the end of the initial 90-day period. If an extension is required, written notice of the extension shall be furnished to the Claimant before the end of the initial 90-day period. The extension notice will indicate the special circumstances requiring an extension of time and the date by which the Plan Administrator expects to render a decision. If a written denial notice is not given to the Claimant within the period prescribed by this Section 8.8(b), the application is deemed to have been denied for purposes of section 8.8(d).
(c)    Review Panel
From time to time, the Chair of the Compensation Committee shall appoint a Review Panel. The "Review Panel" will consist of three (3) or more individuals who may be (but need not be) members of the Compensation Committee or Employees of an Employer and shall be the named fiduciary with authority to act on any appeal of a denied application. The Review Panel has discretionary authority to decide all issues of fact or law. Any decision by the Review Panel that is not established to be an abuse of discretion must be upheld.
(d)    Request for Review
A Claimant, whose application is denied, in whole or in part, may appeal the denial by submitting to the Review Panel a written request for a review of the denial. The request for review must be submitted to the Review Panel within sixty (60) days after the Claimant receives written notice of the denial. Upon request and free of charge, the Claimant shall be permitted reasonable access to, and copies of, relevant information and documents. The Review Panel shall give the Claimant an opportunity to submit written information, documents, records and comments in support of the appeal. In making its decision, the Review Panel will take the Claimant's submissions into account, regardless of whether this information was available in considering the initial request.
(e)    Decision on Review
The Review Panel will deliver to the Claimant an electronic or written decision within a reasonable time, but no later than sixty (60) days after receipt of the Claimant's request for review. In special circumstances, the period may be extended up to an additional sixty (60) days. If an extension is required, written notice of the extension will be furnished to the Claimant before the end of the initial 60-day period. The extension notice will indicate the special circumstances requiring an extension of time and the date by which the Review Panel expects to render a decision. If a written decision is not given to the Claimant within the period prescribed by this Section 8.8(e), the decision is deemed to be adverse. If the decision is adverse, in whole or in part, the decision shall be set forth in a manner calculated to be understood by the Claimant. The decision shall include the following:
(i)    specific reasons for the adverse decision with specific references to the applicable Plan provisions on which the decision was based,
(ii)    a statement that, upon request and free of charge, the Claimant is entitled reasonable access to, and copies of, relevant information and documents,
(iii)    a description of any voluntary appeals procedures and a statement of the Claimant's right to obtain information about these procedures, and
(iv)    a statement of the Claimant's right to bring a civil action under ERISA.
(f)    Rules and Procedures
The Plan Administrator and the Review Panel may establish additional administrative procedures in accordance with this Section 8.8 and ERISA as they deem necessary or appropriate, including safeguards to insure and verify that decisions under this Section 8.8 are made in accordance with the Plan document and are applied consistently to similarly-situated Participants and Beneficiaries. Additional administrative procedures may include, but are not limited to, protocols, guidelines, periodic review and audits.
(g)    Exhaustion of Administrative Remedies
No legal or equitable action for benefits under the Plan shall be brought unless and until the Claimant has satisfied the procedures in this Section 8.8.
8.9    Exemption From Liability/Indemnification
The members of the Board, Compensation Committee, Administrative Committee and the Plan Administrator, collectively and individually, shall be free from all liability, joint or several, for their acts, omissions, and conduct, and for the acts, omissions, and conduct of their duly-appointed agents, in the administration of the Plan, except for those acts or omissions and conduct resulting from willful misconduct or lack of good faith.
The Company shall indemnify each member of the Board, Compensation Committee, Administrative Committee and the Plan Administrator, and any other employee, officer, or director of the Company against any claims, loss, damage, expense, or liability, by insurance or otherwise (other than amounts paid in settlement not approved by the Company), reasonably incurred by the individual in connection with any action or failure to act by reason of membership on the Board, Compensation Committee, Administrative Committee, or in the role of Plan Administrator, or performance of an authorized duty or responsibility for or on behalf of the Company pursuant to the Plan, unless the same is judicially determined to be the result of the individual's gross negligence or willful misconduct. Such indemnification by the Company shall be made only to the extent such expense or liability is not payable to or on behalf of such person under any liability insurance coverage. The foregoing right to indemnification shall be in addition to any other rights to which any such person may be entitled as a matter of law.
Section 9: Amendment And Termination
9.1    Amendment or Termination
(a)    Right to Amend or Terminate
Except as otherwise provided in this Section, the Company reserves the right at any time and from time to time to amend any or all provisions of the Plan or terminate the Plan, in whole or in part, for any reason and without consent of any person, and without liability to any person for such amendment or termination. Notwithstanding the preceding sentence, no amendment of the Plan shall:
(i)    adversely affect the benefits or rights of a Participant or Beneficiary under the Plan (other than election or availability of a form of benefit payment under Section 4) earned and vested as of the effective date of the amendment without the written consent of each affected Participant and Beneficiary unless such change is required by law or regulations or is necessary to avoid unfavorable tax consequences; or
(ii)    adversely affect the features of the Plan in effect as of the effective date of the amendment without the written consent of each affected Participant and Beneficiary unless such change is required by law or regulations or is necessary to avoid unfavorable tax consequences; or
(iii)    be adopted or become effective after a Change of Control without the written consent of all Participants and Beneficiaries.
(b)    Plan Termination
Nothing in this Plan shall be construed to require continuation of benefit accruals under this Plan or continuation of this Plan with respect to existing or future Participants or Beneficiaries. Notwithstanding Section 9.1(a)(i), the Company may amend the Plan to cease all future benefit accruals, or terminate the Plan, and shall distribute all Grandfathered Benefits as soon as administratively feasible in the form of single lump sum payments calculated in the same manner as lump sum benefits are calculated in the event of a Change of Control pursuant to Section 5.3. In the event of Plan termination, with regard to any 409A Benefits, the termination shall have the effect of a Plan closure and a cessation of any additional benefit accruals, and a Participant’s 409A Benefit shall be distributable on such date and in such manner as otherwise provided in the Plan as though the Plan termination had not occurred.
(c)    Procedures
Any amendment or termination of the Plan shall be adopted by the Board, made in writing, and executed on behalf of the Company by the Chair of the Compensation Committee.
Section 10: MISCELLANEOUS PROVISIONS
10.1    Appendices
Any Appendix to this Plan, as amended from time to time, is incorporated into the Plan and made a part of the terms and conditions of this Plan.
10.2    ERISA Status
This Plan shall constitute a plan which is unfunded and which is maintained primarily for the purpose of providing deferred compensation benefits for a select group of management or highly compensated employees within the meaning of Sections 201(2), 301(a)(3), and 401(a)(1) of ERISA.
10.3    Unfunded Nature of the Obligation
No Participant, spouse or Beneficiary shall have any rights with respect to any benefits except as a general, unsecured creditor of the Employer.
10.4    Facility of Payment
In the event any benefit under this Plan shall be payable to a person who is under legal disability or is in any way incapacitated so as to be unable to manage his or her financial affairs, the Plan Administrator may direct payment of such benefit to a duly appointed guardian, committee or other legal representative of such person, or in the absence of a guardian or legal representative, to a custodian for such person under a Uniform Gifts to Minors Act or to any relative of such person by blood or marriage, for such person's benefit. Any payment made in good faith pursuant to this provision shall fully discharge the Company and the Plan of any liability to the extent of such payment.
10.5    Governing Law
The Plan shall be construed in accordance with ERISA and the laws of the State of Washington, to the extent not preempted by ERISA.
10.6    Limitation on Assignment; Domestic Relations Orders
(a)    Limitation on Assignment, Attachment, Garnishment
Except as provided in paragraph “(b)”, benefits under this Plan may not be assigned, sold, transferred, or encumbered, and any attempt to do so shall be void, and a Participant's or Beneficiary's interest in benefits under the Plan shall not be subject to debts or liabilities of any kind and shall not be subject to attachment, garnishment or other legal process.

(b)    Domestic Relations Orders
The Plan Administrator (subject to review by the Review Panel, in accordance with Sections 8.8(c) through (g), in case of an appeal by the Participant or an alternate payee) shall follow – if, when, and to the extent a Participant is receiving a distribution (or series of distributions) of benefits under the Plan – any judgment, decree or order of a state court (including court approval of a property settlement agreement) which:
(i)    relates to the provision of child support, alimony payments or marital property rights made pursuant to a state domestic relations law (including a community property law),
(ii)    provides an alternate payee with a right to receive all or a stated portion of one or more subsequent distributions which would otherwise then be payable entirely to the Participant or a Beneficiary under the otherwise applicable provisions of this Plan, and
(iii)    satisfies the requirements of Code Sections 414(p)(2) and (3).
10.7    No Additional Rights
No person shall have any rights under the Plan, except as, and only to the extent, expressly provided for in the Plan. Neither the establishment or amendment of the Plan or the creation of any fund or account, or the payment of benefits, nor any action of an Employer, Board, Committee or Plan Administrator shall be held or construed to confer upon any person any right to be continued as an employee, or, upon dismissal, any right or interest in any account or fund other than as herein provided. The Company and the other Employers expressly reserve the right to discharge any employee at any time with or without cause.
10.8    Notice
All notices, statements, reports and other communications from the Company, Committee or Plan Administrator to any employee or other person required or permitted under the Plan shall be deemed to have been duly given when delivered to, or when mailed by first class mail, postage prepaid and addressed to, such employee, or other person at his or her address last appearing on the Employer’s records.
10.9    Severability
If any provision of this Plan is held unenforceable or invalid for any reason, such determination shall not affect the remaining provisions of this Plan which shall be construed as if the unenforceable or invalid provisions had never been included.
10.10    Tax Consequences and Withholding
The Company does not represent or guarantee that any particular federal or state income, payroll, Social Security, or other tax consequences will result from participation in the Plan. A Participant should consult with professional tax advisors to determine the tax consequences of his or her participation in the Plan.
All payments of federal or state income, Social Security, payroll, or other tax required with respect to benefits under the Plan shall be satisfied by withholding the required amount from the Participant's salary, other current compensation or Plan benefit payment, or if the cumulative amount of a Participant’s salary, other current compensation, and benefit payment is insufficient to satisfy any required tax payments, the Participant shall satisfy the payments in a manner approved by the Plan Administrator.
Determinations by the Plan Administrator with respect to tax withholding shall be binding on the Participant and Beneficiaries.

IN WITNESS WHEREOF, the Company has caused this Plan to be signed by the Chair of its Compensation Committee this ________ day of      _________    , 2011.

ALASKA AIR GROUP, INC.

By:
J. Kenneth Thompson
Chair, Compensation Committee

Appendix I: Elected Officers Who Have Commenced Participation in the Plan
The following Elected Officers have commenced participation in this Plan on the respective dates (and with the respective number of years of Company Service and Elected Officer Service as of such dates), as stated below:

Participant    Commenced    Company    Elected Officer    Ceased Active
Name    Participation    Service    Service    Participation
William S. Ayer    August 8, 1995    13.02    0
Michel A. Swanigan    October 23, 1995    15.54    N/A    January 31, 2000
Keith Loveless    May 21, 1996    10.06    0
Dennis J. Hamel    July 29, 1997    13.88    0    January 1, 2010
William L. MacKay    July 29, 1997    20.93    0
Robert M. Reeder    July 29, 1997    7.38    0    March 13, 2009
Gregg A. Saretsky    March 15, 1998    0    0    January 5, 2009
Robin L. Krueger    January 26, 1999    15.06    N/A    July 1, 1999
Bradley D. Tilden    January 26, 1999    7.93    0
William F. Weaver    October 26, 1999    2.90    N/A    October 1, 2001
David A. Prewitt    June 1, 2000    0    N/A    February 12, 2006
Michael S. Cohen    August 21, 2000    0    N/A    October 1, 2003
Jeffrey D. Pinneo    January 30, 2002    20.21    0    January 31,2011
Thomas G. Romary    June 16, 2003    0     N/A    November 22, 2005
Donald S. Garvett    August 21, 2002    0    0    February 28, 2009
Kevin P. Finan    July 26, 2000    18.86    0    December 31, 2007
Glenn S. Johnson    July 16, 2003    20.54    0
Stephen B. Jarvis    November 8, 2005    5.94    0    October 1, 2010
Kelley J. Dobbs    June 14, 2007    20.07    0
Jeffrey M. Butler    June 14, 2007    22.76    0
Joseph A. Sprague    April 23, 2008    7.92    0
Ann E. Ardizzone    April 23, 2008    26.87    0
John F. Schaefer, Jr.    June 12, 2008    10.43    0
ACKNOWLEDGED AND ACCEPTED
ALASKA AIR GROUP, INC.

By:
J. Kenneth Thompson
Chair, Compensation Committee
Date:

Appendix II: Participating Employers
In addition to the Company (Alaska Air Group, Inc.), "Employer" as defined in Section 1.22 shall also include the following employers during the following period of time.

Employer            Beginning Date    Ending Date
1.    Alaska Airlines, Inc.        Plan Adoption Date            –
2.    Horizon Air Industries, Inc.    Plan Adoption Date            –

ACKNOWLEDGED AND ACCEPTED
ALASKA AIR GROUP, INC.

By:
J. Kenneth Thompson
Chair, Compensation Committee

Date:

Appendix III: Grandfathered Benefits
The following Participants have Grandfathered Benefits as defined in Section 1.25, the payment of which had not commenced on December 31, 2008. The table below shows the data elements needed to calculate the benefit the Participant becomes entitled to, in the form and at the time actually paid, determined under the terms of the Plan (including applicable limits under the Internal Revenue Code) as in effect on October 3, 2004, without regard to any further services rendered by the Participant after December 31, 2004 or any other events affecting the amount of or the entitlement to benefits other than the Participant’s Separation from Service. All dollar amounts are monthly Whole Life Annuities:

Name	Dec. 31, 2004, Target Aggregate Benefit	Dec. 31, 2004, Qualified Defined Benefit Plan Offset (payable starting at age 62)	Dec. 31, 2004, Vesting Percentage
Bill Ayer	$21,147.12	$2,932.02	90%
Dennis Hamel	$9,622.38	$2,185.91	70%
Bill MacKay	$9,316.18	$1,965.18	70%

ACKNOWLEDGED AND ACCEPTED
ALASKA AIR GROUP, INC.

By:
J. Kenneth Thompson
Chair, Compensation Committee
Date: